Exhibit 1.7(a)
REMARKETING AGREEMENT
Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202

Ladies and Gentlemen:
This Agreement is dated as of April 13, 2022 (the “Agreement”) by and among The Southern Company, a Delaware corporation (the “Company”), each of the remarketing agents named in Schedule A hereto (each, a “Remarketing Agent” and collectively, the “Remarketing Agents”), and U.S. Bank Trust Company, National Association, solely as attorney-in-fact of the Holders of Purchase Contracts, relating to the appointment of such entities named in Schedule A hereto to serve as Remarketing Agents with respect to the Remarketing of the Notes (as defined below).
The Company has also entered into: (a) a Purchase Contract and Pledge Agreement, dated as of August 16, 2019 (the “Purchase Contract and Pledge Agreement”), among the Company, U.S. Bank Trust Company, National Association, as successor Purchase Contract Agent (the “Purchase Contract Agent”) and attorney-in-fact of the Holders of the Purchase Contracts, and U.S. Bank Trust Company, National Association, as successor Collateral Agent and successor Custodial Agent and U.S. Bank National Association, as Securities Intermediary, and (b) an Underwriting Agreement, dated August 13, 2019 (the “Underwriting Agreement”), among the Company and the underwriters named therein, each related to the Company’s Corporate Units (the “Corporate Units”).

On August 16, 2019, the Company issued an aggregate of 34,500,000 Corporate Units, each of which consist of a stock purchase contract issued by the Company and (a) a 1/40 undivided beneficial ownership interest in $1,000 principal amount of the Company’s Series 2019A Remarketable Junior Subordinated Notes due August 1, 2024 (the “Series 2019A Notes”) and (b) a 1/40 undivided beneficial ownership interest in $1,000 principal amount of the Company’s Series 2019B Remarketable Junior Subordinated Notes due August 1, 2027 (the “Series 2019B Notes” and, together with the Series 2019A Notes, the “Notes”). The Series 2019A Notes were issued pursuant to a Subordinated Note Indenture, dated as of October 1, 2015 (the “Base Indenture”), by and between the Company and Computershare Trust Company, N.A., as successor trustee (the “Trustee”), as supplemented by a sixth supplemental indenture, dated as of August 16, 2019, to the Base Indenture relating to the Series 2019A Notes (the “Sixth Supplemental Indenture”), between the Company and the Trustee. The Series 2019B Notes were issued pursuant to the Base Indenture, as supplemented by a seventh supplemental indenture, dated as of August 16, 2019, to the Base Indenture relating to the Series 2019B Notes (the “Seventh Supplemental Indenture” and, together with the Sixth Supplemental Indenture, the “Supplemental Indentures”), between the Company and the Trustee. The Supplemental Indentures and the Base Indenture are herein referred to collectively as the “Indenture.”
The Notes that form part of the Corporate Units are pledged pursuant to the Purchase Contract and Pledge Agreement to secure Corporate Units Holders’ Obligations under the related Purchase Contracts on the Purchase Contract Settlement Date.
The terms and conditions under which the Remarketing will occur are as provided for in the Indenture and the Purchase Contract and Pledge Agreement and as provided for herein.
Section 1.    DEFINITIONS.
(a)    Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Purchase Contract and Pledge Agreement.
(b)    As used in this Agreement, the following terms have the following meanings:
“Agreement” has the meaning specified in the first paragraph of this Agreement.
“Applicable Time” has the meaning specified in Section 3(h) of this Agreement.
“Base Indenture” has the meaning specified in the third paragraph of this Agreement.
“Commencement Date” has the meaning specified in Section 3 of this Agreement.
“Commission” means the Securities and Exchange Commission.
“Company” has the meaning specified in the first paragraph of this Agreement.
“Disclosure Package” means the Registration Statement, if any, or any amendment thereof and any Preliminary Prospectus, if any, taken together with any Permitted Free Writing Prospectus, if any, used in connection with a Successful Remarketing at the Applicable Time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“GAAP” has the meaning specified in Section 3(q) of this Agreement.
“Indenture” has the meaning specified in the third paragraph of this Agreement.
“Issuer Free Writing Prospectus” means an issuer free writing prospectus, if any, as defined in Rule 433 under the Securities Act, relating to the Remarketed Notes.
“Material Adverse Change” has the meaning specified in Section 6(b) of this Agreement.
“Notes” has the meaning specified in the third paragraph of this Agreement.
“NYSE” has the meaning specified in Section 6(h) of this Agreement.
“OFAC” has the meaning specified in Section 3(r) of this Agreement.
“Permitted Free Writing Prospectus” has the meaning specified in Section 5(e) of this Agreement.
“Preliminary Prospectus” means a preliminary prospectus, if any, relating to the Remarketed Notes included in the Registration Statement, including the documents incorporated by reference therein as of the date of such Preliminary Prospectus.
“Private Placement Marketing Materials” has the meaning specified in Section 3(n) of this Agreement.
“Prospectus” means the prospectus, if any, relating to the Remarketed Notes, in the form in which first filed, or transmitted for filing, with the Commission after the effective date of the Registration Statement pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein as of the date of such Prospectus; and any reference to any amendment or supplement to such Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus, under the Exchange Act, and incorporated by reference in such Prospectus.
“Purchase Contract Agent” has the meaning specified in the first paragraph of this Agreement.
“Purchase Contract and Pledge Agreement” has the meaning specified in the second paragraph of this Agreement.
“Registration Covenants” has the meaning specified in Section 5(a) of this Agreement.
“Registration Statement” means a registration statement, if any, under the Securities Act prepared by the Company covering, inter alia, the Remarketing of the Remarketed Notes pursuant to Section 5(a) of this Agreement, including all exhibits thereto and the documents incorporated by reference in the Preliminary Prospectus or the Prospectus, as applicable, and any post-effective amendments thereto.
“Remarketed Notes” means, with respect to all Remarketings during any Applicable Remarketing Period, the aggregate Notes underlying the Pledged Applicable Ownership Interests in Notes and the Separate Notes, if any, subject to Remarketing as identified to the Remarketing Agents by the Purchase Contract Agent and the Custodial Agent, respectively, in the case of an Optional Remarketing, by 4:00 p.m., New York City time, on the Business Day immediately prior to the first day of the Optional Remarketing Period, or in the case of a Final Remarketing, promptly after 4:00 p.m., New York City time, on the Business Day immediately prior to the first day of the Final Remarketing Period in accordance with the Purchase Contract and Pledge Agreement and shall include (i) the Notes underlying the Pledged Applicable Ownership Interests in Notes of the Holders of Corporate Units who have not effected a Collateral Substitution, an Early Settlement or a Fundamental Change Early Settlement in accordance with the Purchase Contract and Pledge Agreement and, in the case of a Final Remarketing, who have not notified the Purchase Contract Agent prior to 4:00 p.m., New York City time, on the second Business Day immediately preceding the first day of the Final Remarketing Period of their intention to effect a Cash Settlement of the related Purchase Contracts pursuant to the terms of the Purchase Contract and Pledge Agreement or who have so notified the Purchase Contract Agent but failed to make the required Cash payment prior to 4:00 p.m., New York City time, on the first Business Day immediately preceding the Final Remarketing Period and (ii) the Separate Notes of the holders of Separate Notes, if any, who have elected to have their Separate Notes remarketed in any such Remarketing pursuant to the terms of the Purchase Contract and Pledge Agreement.
“Remarketing Agents” has the meaning specified in the first paragraph of this Agreement.
“Remarketing Fee” has the meaning specified in Section 4 of this Agreement.
“Remarketing Materials” means the Preliminary Prospectus, the Prospectus and/or any Issuer Free Writing Prospectus furnished by the Company to the Remarketing Agents for distribution to investors in connection with the Remarketing.
“Representation Date” has the meaning specified in Section 3 of this Agreement.
“Reset Rates” has the meaning specified in Section 2(d) of this Agreement.
“Rules and Regulations” has the meaning specified in Section 3(e) of this Agreement.
“Securities” has the meaning specified in Section 10 of this Agreement.
“Securities Act” means the Securities Act of 1933, as amended.
“Supplement” has the meaning specified in Section 3(h) of this Agreement.
“Supplemental Indentures” has the meaning specified in the third paragraph of this Agreement.

“Transaction Documents” means this Agreement, the Purchase Contract and Pledge Agreement, the Corporate Units, the Notes and the Indenture, in each case as amended or supplemented from time to time.
“Trust Indenture Act” has the meaning specified in Section 3(e) of this Agreement.
“Trustee” has the meaning specified in the third paragraph of this Agreement.
“Underwriting Agreement” has the meaning specified in the second paragraph of this Agreement.
Section 2.    APPOINTMENT AND OBLIGATIONS OF THE REMARKETING AGENTS.
(a)    The Company hereby appoints each of Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC as a Remarketing Agent, and, subject to the terms and conditions set forth herein, each of Barclays Capital Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC hereby accepts appointment as a Remarketing Agent, for the purpose of (i) remarketing the Remarketed Notes on behalf of the holders thereof, (ii) determining, in consultation with the Company, in the manner provided for herein and in the Purchase Contract and Pledge Agreement and the Supplemental Indentures, the Reset Rates for the Notes, and (iii) performing such other duties as are assigned to the Remarketing Agents in the Transaction Documents.
(b)    Unless a Termination Event has occurred prior to such date, if the Company elects to conduct an Optional Remarketing during the Optional Remarketing Period selected by the Company pursuant to the Purchase Contract and Pledge Agreement, each Remarketing Agent shall use its commercially reasonable efforts to remarket the Remarketed Notes at the applicable Remarketing Price. For the avoidance of doubt, the Company shall determine in its sole discretion if and when to attempt an Optional Remarketing, as the Company may commence or postpone or cancel an Optional Remarketing in its absolute and sole discretion. In the case of an Optional Remarketing, on any Remarketing Date, the Remarketing Agents shall notify the Company, the Collateral Agent and the Quotation Agent of the amount and issue of the U.S. Treasury securities (or principal or interest strips thereof) that will constitute the Treasury Portfolio, which will be selected by the Remarketing Agents in their sole reasonable discretion in accordance with the Purchase Contract and Pledge Agreement. The Company will cause the Quotation Agent to notify the Remarketing Agents of the Treasury Portfolio Purchase Price no later than 4:00 p.m., New York City time, on such Remarketing Date. If a Remarketing Agent is also acting as Quotation Agent, the Quotation Agent shall be entitled to all rights, protections and privileges granted herein to such Remarketing Agent.
(c)    If there is no Successful Optional Remarketing during the Optional Remarketing Period or no Optional Remarketing occurs on any Optional Remarketing Date, if any, and unless a Termination Event has occurred prior to such date, on each Remarketing Date in the Final Remarketing Period, each Remarketing Agent shall use its commercially reasonable efforts to remarket the Remarketed Notes at the applicable Remarketing Price. It is understood and agreed that the Remarketing on any Remarketing Date in the Final Remarketing Period will be considered successful if the resulting proceeds are at least equal to the applicable Remarketing Price. The Company has the right to postpone the Final Remarketing in the Company’s sole and absolute discretion on any day prior to the last two Business Days of the Final Remarketing Period.
(d)    In connection with a Remarketing, the Remarketing Agents shall determine, in consultation with the Company, the rate per annum, rounded to the nearest one-thousandth (0.001) of one percent per annum, that the Remarketed Notes should bear (the “Reset Rates”) in order for the Remarketed Notes to have an aggregate market value equal to at least the applicable Remarketing Price and that in the reasonable discretion of the Remarketing Agents will enable them to remarket all of the Remarketed Notes at no less than the applicable Remarketing Price in such Remarketing; provided that such Reset Rates shall not exceed the maximum interest rate permitted by applicable law.
(e)    If, by 4:00 p.m., New York City time, on the applicable Remarketing Date, (i) the Remarketing Agents are unable to Remarket all of the Remarketed Notes, at a price not less than the applicable Remarketing Price pursuant to the terms and conditions hereof or (ii) the Remarketing did not occur on such Remarketing Date because one of the conditions set forth in Section 6 of this Agreement was not satisfied, the Remarketing Agents shall advise by telephone (and promptly deliver a notice in writing thereafter to) the Depository, the Purchase Contract Agent, the Collateral Agent and the Company. Whether or not there has been a Failed Remarketing will be determined in the sole reasonable discretion of the Remarketing Agents. In the event of a Failed Remarketing, the applicable interest rate on the Notes will not be reset and will continue to be the applicable Securities Rate (as defined in the Supplemental Indentures).
(f)    In the event of a Successful Remarketing, by approximately 4:30 p.m., New York City time, on the applicable Remarketing Date, the Remarketing Agents shall advise, by telephone or e-mail:
(i)    the Depository, the Purchase Contract Agent, the Trustee, the Collateral Agent, the Custodial Agent and the Company (and promptly deliver a notice in writing to such Persons thereafter) of the Reset Rates with respect to the Notes and the aggregate principal amount of Remarketed Notes sold in such Remarketing;
(ii)    each purchaser (or the Depository Participant thereof) of Remarketed Notes of the Reset Rates and the aggregate principal amount of Remarketed Notes such purchaser is to purchase;
(iii)    each such purchaser (if other than a Depository Participant) to give instructions to its Depository Participant to pay the purchase price on the Remarketing Settlement Date in same day funds against delivery of the Remarketed Notes purchased through the facilities of the Depository; and
(iv)    each such purchaser (or Depository Participant thereof) that the Remarketed Notes will not be delivered until the Remarketing Settlement Date and (if applicable) that if such purchaser wishes to trade the Remarketed Notes that it has purchased prior to the second Business Day preceding the Remarketing Settlement Date, such purchaser will have to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement.
The Remarketing Agents shall also, if required by the Securities Act, deliver, in conformity with the requirements of the Securities Act, to each purchaser a Prospectus in connection with the Remarketing.
(g)    The proceeds from a Successful Remarketing (i) with respect to the Notes underlying the Applicable Ownership Interests in Notes that are components of the Corporate Units and (ii) with respect to the Separate Notes, in each case, shall be applied in accordance with Section 5.02 of the Purchase Contract and Pledge Agreement.
(h)    It is understood and agreed that the Remarketing Agents shall not have any obligation whatsoever to purchase any Remarketed Notes, whether in the Remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon surrender of Remarketed Notes for Remarketing or to otherwise expend or risk their own funds or to incur or to be exposed to financial liability in the performance of their duties under this Agreement. Neither the Company nor the Remarketing Agents shall be obligated in any case to provide funds to make payment upon surrender of the Remarketed Notes for Remarketing.
Section 3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
    The Company represents and warrants, (i) on and as of each date any Remarketing Materials or Private Placement Marketing Materials, as applicable, with respect to any Remarketing Period is first distributed in connection with the Remarketing (each, a “Commencement Date”), (ii) on and as of each date any amendment to any Remarketing Materials, or Private Placement Marketing Materials, as applicable, is first distributed, (iii) on and as of each Remarketing Date and (iv) on and as of the Remarketing Settlement Date (in each case, a “Representation Date”), that:

(a)    [Reserved].
(b)    The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware and has due corporate authority to conduct the business in which it is engaged and to own and operate the properties used by it in such business and to enter into and perform its obligations under this Agreement, the Indenture and the Purchase Contract and Pledge Agreement.
(c)    [Reserved].
(d)    The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated in this Agreement, the Indenture or the Remarketed Notes and compliance by the Company with its obligations hereunder and thereunder shall have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the Company’s Restated Certificate of Incorporation or By-Laws, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under (i) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of its properties may be subject (except for conflicts, breaches or defaults which would not, individually or in the aggregate, be materially adverse to the Company or materially adverse to the transactions contemplated by this Agreement), or (ii) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any of its properties.
(e)    No authorization, approval, consent or order of any court or governmental authority or agency is necessary in connection with the transactions contemplated by this Agreement, the Indenture or the Remarketed Notes, except (i) such as may be required under the Securities Act or the rules and regulations thereunder (the “Rules and Regulations”), (ii) the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “blue sky” laws.
(f)    The Company is not an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(g)    If the Registration Covenants are applicable, one or more Registration Statements in respect of the Remarketed Notes have been filed with the Commission and have become effective.
(h)    If the Registration Covenants are applicable, on its effective date and on the effective date of the most recent post-effective amendment thereto, each Registration Statement relating to the Remarketed Notes complied in all material respects with the applicable provisions of the Securities Act and the Rules and Regulations, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, as of the time immediately prior to the time of the first sale of Remarketed Notes to investors during the Applicable Remarketing Period (the “Applicable Time”) and each time each Registration Statement is amended, each Registration Statement as then amended, and, each time the Prospectus is amended, on the date of each supplement thereto, reflect the terms of the Remarketed Notes and the terms of offering thereof, and any other material reflected in such supplement, in the form in which it is first filed with the Commission pursuant to Rule 424 of the Securities Act (the “Supplement”), the Prospectus as then amended or supplemented, will comply in all material respects with the applicable provisions of the Securities Act and the Trust Indenture Act and the Rules and Regulations and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that none of the foregoing applies to (i) statements in or omissions from any such documents based upon information furnished to the Company in writing by the Remarketing Agents, directly or indirectly, expressly for use therein, (ii) any information set forth in the Registration Statement or the Prospectus under the captions “Description of the Junior Subordinated Notes ─ Book-Entry Issuance ─ The Depository Trust

Company” and “Description of the Junior Subordinated Notes ─ Global Clearance and Settlement Procedures” or (iii) the part of the Registration Statement that constitutes the Trustee’s Statement of Eligibility under the Trust Indenture Act. The foregoing representations and warranties are given on the basis that any statement contained in any document incorporated by reference into the Registration Statement shall be deemed not to be contained in the Registration Statement if the statement has been modified or superseded by any statement in a subsequently filed document incorporated by reference into the Registration Statement or in the Registration Statement or in any amendment or supplement thereto.
(i)    If the Registration Covenants are applicable, as of the Applicable Time, the Disclosure Package, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to (i) statements in or omissions from the Disclosure Package based upon information furnished to the Company in writing by the Remarketing Agents, directly or indirectly, expressly for use therein, (ii) any information set forth in the Registration Statement or the Prospectus under the captions “Description of the Junior Subordinated Notes ─ Book-Entry Issuance ─ The Depository Trust Company” and “Description of the Junior Subordinated Notes ─ Global Clearance and Settlement Procedures” or (iii) the part of the Registration Statement that constitutes the Trustee’s Statement of Eligibility under the Trust Indenture Act and is given on the basis that any statement contained in any document incorporated by reference into the Disclosure Package shall be deemed not to be contained in the Disclosure Package if the statement has been modified or superseded by any statement in a subsequently filed document incorporated by reference into the Disclosure Package or in the Registration Statement or in any amendment or supplement thereto.
(j)    If the Registration Covenants are applicable, each Permitted Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any Supplement deemed to be a part thereof, that has not been superseded or modified (including, if applicable, pursuant to any such Permitted Free Writing Prospectus).
(k)    If the Registration Covenants are applicable and the Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) on Form S-3ASR, the Company has not been and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act at the determination date for purposes of the Remarketed Notes within the meaning of Rule 164(h) under the Securities Act in connection with the Remarketing.
(l)    If the Registration Covenants are applicable and the Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) on Form S-3ASR, (i) at each time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Remarketed Notes in reliance on the exemption of Rule 163 under the Securities Act and (ii) at the time of filing of the Registration Statement and at the time of the most recent amendment to the Registration Statement for the purpose of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the

Company was a “well known seasoned issuer” as defined in Rule 405 under the Securities Act, the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration form and the conditions for use of Form S-3ASR, as set forth in the General Instructions thereof, have been satisfied.
(m)    [Reserved].
(n)    In connection with any Remarketing conducted in accordance with Rule 144A of the Securities Act or any other exemption from registration thereunder, any preliminary offering memorandum or any communication, document or material relating to the Remarketed Notes that would, if the Remarketing were conducted as a public offering pursuant to a registration statement filed under the Securities Act, constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act (including the documents incorporated or deemed incorporated by reference in any such document or materials) (the “Private Placement Marketing Materials”), and any further amendments or supplements to the Private Placement Marketing Materials do not and will not, as of their respective dates of distribution to investors (and as amended or supplemented, as of such date), contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from the Private Placement Marketing Materials based upon and in conformity with written information furnished to the Company by the Remarketing Agents, directly or indirectly, expressly for use therein.
(o)    The Indenture will have been duly authorized by the Company and, when executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, receivership, liquidation, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally or (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity); the Indenture will conform in all material respects to all statements relating thereto contained in the Disclosure Package and the Prospectus; and the Indenture will have been duly qualified under the Trust Indenture Act.
(p)    [Reserved].
(q)    The financial statements of the Company incorporated by reference in the Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position, results of operations and cash flows of the Company as of and for the dates indicated; said financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis (except that the unaudited financial statements incorporated by reference in the Disclosure Package and the Prospectus may be subject to normal year-end adjustments) throughout the periods involved and necessarily include amounts that are based on the best estimates and judgments of management. The selected financial data and the summary financial information of the Company included in the Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements incorporated by reference in the Registration Statement.  Any pro forma financial statements of the Company included or incorporated by reference in the Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable. The assumptions used in preparing any pro forma financial statements of the Company included or incorporated by reference in the Disclosure Package and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein; any related pro forma adjustments give appropriate effect to those assumptions in all material respects; and any pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts in all material respects.
(r)    Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or subsidiary of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
Section 4.    FEES.
In the event of a Successful Remarketing of the Remarketed Notes, the Company shall pay the Remarketing Agents a remarketing fee to be agreed upon in writing by the Company and the Remarketing Agents prior to any such Remarketing (the “Remarketing Fee”).
Section 5.    COVENANTS OF THE COMPANY.
The Company covenants and agrees as follows:
(a)    If and to the extent the offering of the Remarketed Notes in the Remarketing is required (in the view of counsel for the Company) to be registered under the Securities Act as in effect at the time of the Remarketing, the Company shall (Section 5(a) of this Agreement, the “Registration Covenants”):
(i)    if the Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) on Form S-3ASR and if, at any time prior to the Remarketing Settlement Date, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, then (A) promptly notify the Remarketing Agents, (B) promptly file a new registration statement or post-effective amendment on the proper form relating to the Remarketed Notes, in a form satisfactory to the Remarketing Agents, (C) use its reasonable best efforts to cause such registration statement or post-effective amendment to be declared effective and (D) promptly notify the Remarketing Agents of such effectiveness; take all other reasonable action necessary or appropriate to permit the public offering and sale of the Remarketed Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration

Statement shall include such new registration statement or post-effective amendment, as the case may be;
(ii)    pay the required Commission filing fees relating to the Remarketed Notes within the time required by Rule 456 of the Securities Act;
(iii)    prepare the Prospectus, file any such Prospectus pursuant to the Securities Act within the period required by the Securities Act and the Rules and Regulations and use commercially reasonable efforts to cause, if not already effective, the Registration Statement to be declared effective by the Commission prior to the applicable Remarketing Date (it being understood that, for so long as there is a material business transaction or development that has not yet been publicly disclosed, other than in connection with an Optional Remarketing, the Company will not be required to file such Registration Statement or provide such a Prospectus until the Company has publicly disclosed such transaction or development);
(iv)    file with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company, be required by the Securities Act or requested by the Commission;
(v)    advise the Remarketing Agents promptly after it receives notice thereof, of the time when, (A) prior to the Remarketing Settlement Date, any amendment to the Registration Statement has been filed or becomes effective or, (B) before, on or after the Remarketing Settlement Date, any supplement to the Prospectus or any amended Prospectus has been filed, and in each such case excluding documents filed under the Exchange Act incorporated by reference and in each case of (A) and (B) furnish the Remarketing Agents with copies of such notice;
(vi)    file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a) or (c), 14 or 15(d) of the Exchange Act subsequent to the Commencement Date and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Remarketed Notes (including in circumstances where such requirement may be satisfied pursuant to Rule 172), and during such same period to advise the Remarketing Agents, promptly after it receives notice thereof, (A) of the time when any amendment to any Registration Statement has become effective or any supplement to any Prospectus or any amended Prospectus has been filed, (B) of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, (C) of the suspension of the qualification of the Remarketed Notes for offering or sale in any jurisdiction, (D) of the initiation or threatening of any proceeding or examination for any such purpose or pursuant to Section 8A of the Securities Act, or (E) of any request by the Commission for the amending or supplementing of any Registration Statement or Prospectus or for additional information; and in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any Prospectus or suspending any such qualification, use promptly its reasonable best efforts to obtain its withdrawal;

(vii)    if reasonably requested by the Remarketing Agents, prepare a final term sheet for the Remarketed Notes, containing solely a description of the Remarketed Notes, in a form agreed to with the Remarketing Agents, and file such final term sheet and all other Permitted Free Writing Prospectuses required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act within the time required by such Rule;
(viii)    furnish promptly to the Remarketing Agents such copies of the following documents in such quantities as the Remarketing Agents shall reasonably request: (a) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits); (b) the Preliminary Prospectus and any amendment or supplement thereto; (c) the Prospectus and any amendment or supplement thereto; (d) any Permitted Free Writing Prospectus and any amendment or supplement thereto; and (e) any document incorporated by reference in the Prospectus (excluding exhibits thereto); and, if at any time when delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the Remarketing, any event or development shall have occurred as a result of which (1) the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or (2) if for any other reason it shall be necessary, in the reasonable judgment of the Company, during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, or (3) if it shall be necessary during such same period to amend or supplement a Permitted Free Writing Prospectus in order for a Permitted Free Writing Prospectus, as so amended or supplemented, not to conflict with the information then contained in the Registration Statement, then in each case notify the Remarketing Agents and, upon their request, file such document and prepare and furnish without charge to the Remarketing Agents and to any dealer in securities as many copies as the Remarketing Agents may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance or an amended or supplemented Permitted Free Writing Prospectus that will not conflict with the Registration Statement;
(ix)    during the time between the applicable Commencement Date and the Remarketing Settlement Date, prior to filing with the Commission (a) any amendment to the Registration Statement or supplement to the Prospectus or (b) any Prospectus pursuant to Rule 424 under the Securities Act, furnish a copy thereof to the Remarketing Agents; and not file any such amendment or supplement that shall be reasonably disapproved by the Remarketing Agents;
(x)    as soon as practicable, but in any event not later than 18 months, after the date of a Successful Remarketing, to make generally available to its security holders an earnings statement of the Company (which need not be audited) complying with

Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158 under the Securities Act); and
(xi)    take such action as the Remarketing Agents may reasonably request in order to qualify the Remarketed Notes for offer and sale under the securities or “blue sky” laws of such states and other jurisdictions of the United States as the Remarketing Agents may reasonably request and to continue such qualifications in effect so long as required for distribution of the Remarketed Notes; provided that in no event shall the Company be required to qualify as a foreign corporation in a jurisdiction in which it is not so qualified, to file a consent to service of process in any jurisdiction or to file annual reports or to submit to any requirements which it deems unduly burdensome.
(b)    The Company shall pay: (i) the costs incident to the preparation and printing of the Registration Statement, if any, any Preliminary Prospectus, any Permitted Free Writing Prospectus, any Prospectus and any other Remarketing Materials and any amendments or supplements thereto; (ii) the costs of distributing the Registration Statement, if any, any Prospectus and any other Remarketing Materials and any amendments or supplements thereto; (iii) any fees and expenses of qualifying the Remarketed Notes under the securities laws of the several jurisdictions as provided in Section 5(a)(xi) of this Agreement and of preparing, printing and distributing a Blue Sky Memorandum, if any (including any related reasonable fees and expenses of counsel to the Remarketing Agents not to exceed $3,500); (iv) any fees charged by investment rating agencies for rating of the Remarketed Notes; (v) all other costs and expenses incident to the performance of the obligations of the Company hereunder and the Remarketing Agents hereunder; and (vi) the reasonable fees and expenses of counsel to the Remarketing Agents in connection with the review by the Financial Industry Regulatory Authority, Inc. of the Remarketed Notes (such fees and expenses not to exceed $3,500).
(c)    The Company shall furnish the Remarketing Agents with such information and documents as the Remarketing Agents may reasonably request in connection with the transactions contemplated hereby, and make reasonably available to the Remarketing Agents and any accountant, attorney or other advisor retained by the Remarketing Agents such information, and such access to the appropriate officers, employees and accountants of the Company, that parties would customarily require, and reasonably requested by the Remarketing Agents, in connection with a due diligence investigation conducted in accordance with applicable securities laws.
(d)    Between the applicable Commencement Date and the applicable Remarketing Settlement Date, the Company will not, without the prior written consent of the Remarketing Agents (which consent may be withheld at the reasonable discretion of the Remarketing Agents), directly or indirectly, sell, offer, contract to sell or grant any option to sell, or otherwise dispose of, any debt securities of the Company similar to the Remarketed Notes which mature more than one year after the applicable Remarketing Settlement Date.
(e)    The Company represents and agrees that, unless it obtains the prior written consent of the Remarketing Agents, which consent shall not be unreasonably withheld, and the Remarketing Agents represent and agree that, unless they obtain the prior written consent of the Company, they have not made and will not make any offer relating to the Remarketed Notes that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Act), required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that, if prepared and used in accordance with Section 5(f) of this Agreement, such prior written consent shall be deemed given with respect to any final term sheet. Any such free writing prospectus consented to in writing by the Company or the Remarketing Agents, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” (as defined in Rule 433 of the Securities Act) and has complied and will comply in all material respects with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
(f)    The Company will prepare a final term sheet relating to the Remarketed Notes, containing only information that describes the final terms of the Remarketed Notes after providing the Remarketing Agents and their legal counsel with a reasonable opportunity to review and comment on such final term sheet (such final term sheet to be in form and substance as last reviewed by the Remarketing Agents and the Company), and will file such final term sheet within the period required by Rule 433(d) of the Securities Act following the date such final terms have been established for the Remarketed Notes. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement.
Section 6.    CONDITIONS TO THE REMARKETING AGENTS’ OBLIGATIONS.
The obligations of the Remarketing Agents hereunder shall be subject to the following conditions:
(a)    If the Registration Covenants are applicable, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act by the Commission or proceedings therefor initiated.
(b)    Subsequent to the Commencement Date, there shall not have been any material adverse change in the business, properties or financial condition of the Company, whether or not arising in the ordinary course of business, from that set forth in the Disclosure Package or the Registration Statement (other than changes referred to in or contemplated by the Disclosure Package) (“Material Adverse Change”), and the Company shall have furnished to the Remarketing Agents a certificate of an executive officer of the Company, dated the applicable Remarketing Settlement Date, to the effect that, to the best of his or her knowledge, information and belief, there has been no such change.
(c)     The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the applicable Remarketing Date and Remarketing Settlement Date, and the Company shall have performed in all material respects all covenants and agreements contained herein and in the Purchase Contract and Pledge Agreement to be performed on its part at or prior to such date.

(d)    The Company shall have furnished to the Remarketing Agents a written certificate of the President or any Vice President, Treasurer or Assistant Treasurer of the Company, dated the applicable Remarketing Settlement Date, to the effect of the following and as to such other matters as the Remarketing Agents may reasonably request:
(i)    if the Registration Covenants are applicable, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company have been initiated or, to the knowledge of the Company, threatened by the Commission; and
(ii)    the representations and warranties of the Company in Section 3 of this Agreement are true and correct in all material respects on and as of the applicable Remarketing Settlement Date.
(e)    On the date of a Successful Remarketing and on the Remarketing Settlement Date, the Remarketing Agents shall have received from Deloitte & Touche LLP, a letter or letters addressed to the Remarketing Agents (which may refer to letters previously delivered to the Remarketing Agents) dated the respective dates of delivery thereof to the effect that: (A) they are an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the Rules and Regulations; (B) in their opinion, the financial statements audited by them and incorporated by reference in the Registration Statement or the Remarketing Materials, comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the rules and regulations under the Exchange Act; (C) on the basis of certain limited procedures performed through a specified date not more than three business days prior to the date of such letter, namely (i) reading the minute books of the Company; (ii) performing the procedures specified by the standards of the Public Company Accounting Oversight Board (United States) for a review of interim financial statement information as described in PCAOB AS 4105, “Reviews of Interim Financial Information,” on the unaudited financial statements, if any, of the Company included or incorporated by reference in the Registration Statement or the Remarketing Materials and on the latest available unaudited financial statements of the Company, if any, for any calendar quarter subsequent to the date of those included or incorporated by reference in the Registration Statement or the Remarketing Materials; and (iii) making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding such unaudited financial statements or any specified unaudited amounts derived therefrom (it being understood that the foregoing procedures do not constitute an audit performed in accordance with generally accepted auditing standards and they would not necessarily reveal matters of significance with respect to the comments made in such letter, and accordingly that Deloitte & Touche LLP make no representations as to the sufficiency of such procedures for the Remarketing Agents’ purposes), nothing came to their attention that caused them to believe that: (1) any material modifications should be made to the unaudited condensed financial statements, if any, included or incorporated by reference in the Registration Statement or the Remarketing Materials, for them to be in conformity with GAAP; (2) such unaudited condensed financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder; (3) Consolidated Net Income Attributable to Southern Company set forth in the Registration Statement or the Remarketing Materials does not agree with the amounts set forth in or derived from the audited or unaudited financial statements for the same period; (4) as of a specified date not more than three business days prior to the date of delivery of such letter, there has been any change in the capital stock or long-term debt of the Company or any decrease in net assets as compared with amounts shown in the latest audited or unaudited balance sheet incorporated by reference in the Registration Statement or the Remarketing Materials, except in each case for changes or decreases which (i) the Registration Statement or the Remarketing Materials disclose have occurred or may occur, (ii) are occasioned by the declaration of dividends, (iii) are occasioned by draw-downs under existing pollution control financing arrangements, (iv) are occasioned by regularly scheduled payments of capitalized lease obligations, (v) are occasioned by the purchase or redemption of bonds or stock to satisfy mandatory or optional redemption provisions relating thereto, (vi) are occasioned by the reclassification of current maturities of long-term debt, (vii) are occasioned by the amortization of debt issuance costs or (viii) are disclosed in such letter; and (5) the unaudited amounts for Operating Revenues and Consolidated Net Income Attributable to Southern Company for any calendar quarter subsequent to those set forth in (3) above, which, if available, shall be set forth in such letter, do not agree with the amounts set forth in or derived from the unaudited financial statements for the same period or were not determined on a basis substantially consistent with that of the corresponding audited amounts included or incorporated by reference in the Registration Statement or the Remarketing Materials; (D) they have (i) read any unaudited pro forma financial statements incorporated by reference in the Registration Statement or the Remarketing Materials (the “pro forma financial statements”); (ii) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding (1) the basis for their determination of the pro forma adjustments in any such pro forma financial statements and (2) whether any such pro forma financial statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and (iii) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in any such pro forma financial statements; and (E) they have performed certain enumerated procedures with respect to certain financial information included or incorporated by reference in the Registration Statement or the Remarketing Materials.
(f)    Troutman Pepper Hamilton Sanders LLP, counsel for the Company, shall have furnished to the Remarketing Agents its opinion and related disclosure letter, addressed to the Remarketing Agents and dated as of the applicable Remarketing Settlement Date, addressing such matters as are set forth in such counsel’s opinion and disclosure letter furnished pursuant to Section 7(c)(1) of the Underwriting Agreement, adapted as necessary to relate to the Remarketed Notes and to the Remarketing Materials, if any, or to any changed circumstances or events occurring subsequent to the date of this Agreement, such adaptations being reasonably acceptable to the counsel to the Remarketing Agents.
(g)    Hunton Andrews Kurth LLP, counsel for the Remarketing Agents, shall have furnished to the Remarketing Agents its opinion and related disclosure letter, addressed to the Remarketing Agents and dated as of the applicable Remarketing Settlement Date, addressing such matters as are set forth in such counsel’s opinion and disclosure letter furnished pursuant to Section 7(c)(3) of the Underwriting Agreement, adapted as necessary to relate to the Remarketed Notes and to the Remarketing Materials, if any, or to any changed circumstances or events occurring subsequent to the date of this Agreement, such adaptations being reasonably acceptable to the Remarketing Agents.

(h)    Subsequent to the Commencement Date and prior to the applicable Remarketing Settlement Date, there shall not have occurred any of the following: (i) trading in securities on the New York Stock Exchange (the “NYSE”) shall have been generally suspended or there shall have been a material disruption in settlement in securities generally, (ii) minimum or maximum ranges for prices shall have been generally established on the NYSE by the Commission or by the NYSE, (iii) a general banking moratorium shall have been declared by federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity, crisis or emergency (including, without limitation, acts of terrorism) affecting the United States, in any such case provided for in clauses (i) through (iv) with the result that, in the reasonable judgment of the Remarketing Agents, remarketing of the Remarketed Notes on the terms and in the manner contemplated by this Agreement and the Disclosure Package and the Prospectus shall have been materially impaired.
Section 7.    INDEMNIFICATION.
(a)    The Company agrees to indemnify and hold harmless each of the Remarketing Agents and each person, if any, who controls such Remarketing Agent within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, and to reimburse such Remarketing Agent and such controlling person or persons, if any, for any legal or other expenses incurred by them in connection with defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, any related preliminary prospectus supplement (or contained in the Registration Statement after it first becomes effective but prior to the date of a Successful Remarketing or in any prospectus forming a part thereof during such period), or any Private Placement Marketing Materials, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission which was made in the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, any related preliminary prospectus supplement (or contained in the Registration Statement after it first becomes effective but prior to the date of a Successful Remarketing or in any prospectus forming a part thereof during such period) or any Private Placement Marketing Materials in reliance upon and in conformity with information furnished in writing to the Company by any Remarketing Agent for use therein. Each Remarketing Agent agrees to promptly notify the Company in writing of the commencement of any action in respect of which indemnity may be sought by it, or by any person controlling it, from the Company on account of its agreement contained in this Section 7, but the omission of such Remarketing Agent so to notify the Company of any such action shall not release the Company from any liability which it may have to such Remarketing Agent or to such controlling person under this Section 7(a) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Company shall not relive it from any liability which it may have to such Remarketing Agent or to such controlling person otherwise than on account of the indemnity agreement contained in this Section 7. In case any such action shall be brought against a Remarketing Agent or any such person controlling such Remarketing Agent, such Remarketing Agent shall notify the Company of the commencement thereof as above provided and the Company shall be entitled to participate in (and, to the extent that it shall wish, including the selection of counsel reasonably satisfactory to such Remarketing Agent, to direct) the defense thereof, at its own expense. In case the Company elects to direct such defense and select such counsel, such Remarketing Agent or controlling person shall have the right to employ its own counsel, but, in any such case, the fees and expenses of such counsel shall be at the expense of such Remarketing Agent or such controlling person unless (i) the employment of such counsel has been authorized in writing by the Company in connection with defending such action, (ii) such Remarketing Agent or such controlling person reasonably concludes that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest with the Company, (iii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, or (iv) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Company, it being understood, however, that the Company shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time or for fees and expenses that are not reasonable. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. In no event shall any indemnifying party have any liability or responsibility in respect of the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim effected without its prior written consent.
(b)    Each Remarketing Agent, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors and such of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act to the same extent and upon the same terms as the indemnity agreement of the Company set forth in Section 7(a) hereof but only with respect to alleged untrue statements or omissions made in the Registration Statement, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, any related preliminary prospectus supplement (or contained in the Registration Statement after it first becomes effective but prior to the date of a Successful Remarketing or in any prospectus forming a part thereof during such period), or any Private Placement Marketing Materials, or such documents as amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by any Remarketing Agent for use therein or with any statements in or omissions from that part of the Registration Statement that shall constitute the Statement of Eligibility under the Trust Indenture Act of the Trustee under the Indenture.

Section 8.    [RESERVED].
Section 9.    RESIGNATION AND REMOVAL OF A REMARKETING AGENT.
Each Remarketing Agent may, upon 30 days’ prior written notice, resign and be discharged from its duties and obligations hereunder, and the Company may remove any Remarketing Agent by written notice at any time, in the case of a resignation, delivered to the Company and the Purchase Contract Agent and, in the case of a removal, delivered to the applicable Remarketing Agent and the Purchase Contract Agent; provided, however, that, if no other Remarketing Agent remains obligated under this Agreement, no such resignation nor any such removal shall become effective until the Company shall have appointed at least one nationally recognized broker-dealer as a successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company, in which it shall have agreed to conduct the Remarketing in accordance with the Purchase Contract and Pledge Agreement in all material respects.
In any such case, the Company will use commercially reasonable efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable.
Section 10.    DEALING IN SECURITIES.
Each Remarketing Agents, when acting as a Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Remarketed Notes, Corporate Units, Treasury Units or any of the securities of the Company (collectively, the “Securities”), but shall not be obligated to purchase any of the Remarketed Notes for its own account. Each Remarketing Agent may exercise any vote or join in any action which any beneficial owner of such Securities may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder.
Section 11.    REMARKETING AGENTS’ PERFORMANCE; DUTY OF CARE.
The duties and obligations of the Remarketing Agents shall be determined solely by the express provisions of the Transaction Documents, and the Remarketing Agents shall not be responsible for the performance of any other duties and obligations than as are specifically set forth in the Transaction Documents, and no implied covenants or obligations shall be read into the Transaction Documents against the Remarketing Agents. The Remarketing Agents may conclusively rely upon any notice or document given or furnished to the Remarketing Agents and conforming to the requirements of the Transaction Documents and shall be protected in acting upon any such notice or document reasonably believed by them to be genuine and to have been given, signed or presented by the proper party or parties. The Remarketing Agents shall have no obligation to determine whether there is any limitation under applicable law on the Reset Rates on the Notes or, if there is any such limitation, the maximum permissible Reset Rates on the Notes, and they shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the third Business Day before the applicable Remarketing Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rates. The Remarketing Agents, acting under this Agreement, shall incur no liability to the Company or to any holder of Remarketed Notes in their individual capacities or as Remarketing Agents for any action or failure to act, on their part in connection with a Remarketing or otherwise, except if such liability is (a) judicially determined to have resulted from their failure to comply with the terms of this Agreement or bad faith, gross negligence or willful misconduct on its part or (b) determined pursuant to Section 7 of this Agreement. The provisions of this Section 11 shall survive the termination of this Agreement and shall survive the resignation or removal of a Remarketing Agent pursuant to this Agreement.
Section 12.    TERMINATION.
This Agreement shall automatically terminate (a) as to each Remarketing Agent on the effective date of the resignation or removal of such Remarketing Agent pursuant to Section 9 of this Agreement and (b) on the earlier of (i) the occurrence of a Termination Event and (ii) the Business Day immediately following the Purchase Contract Settlement Date. Notwithstanding any termination of this Agreement, in the event there has been a Successful Remarketing, the obligations set forth in Section 4 hereof shall survive and remain in full force and effect until all amounts payable under said Section 4 hereof shall have been paid in full.
Section 13.    REIMBURSEMENT OF REMARKETING AGENTS’ EXPENSES.
If this Agreement shall be terminated pursuant to Section 12 of this Agreement or if the settlement of the Remarketed Notes does not occur in connection with a Successful Remarketing because of any of the events referred to in Section 6(h) hereof, then the Company shall not then be under any liability to the Remarketing Agents except as provided in Sections 5(b) and 7 hereof; but, if for any other reason the settlement of the Remarketed Notes does not occur in connection with a Successful Remarketing, the Company will reimburse the Remarketing Agents for all out-of-pocket expenses, including fees and disbursements of Hunton Andrews Kurth LLP, counsel for the Remarketing Agents, reasonably incurred by the Remarketing Agents in making preparations for the settlement of the Remarketed Notes, but the Company shall then be under no further liability to the Remarketing Agents with respect to such failed settlement of the Remarketed Notes except as provided in Sections 5(b) and 7 hereof.
Section 14.    RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES.
(a)    In the event that any Remarketing Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Remarketing Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Remarketing Agent that is a Covered Entity or a BHC Act Affiliate of such Remarketing Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Remarketing Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 15.    NO FIDUCIARY DUTY.
The Company hereby acknowledges that (a) the transactions contemplated under this Agreement are arm’s-length commercial transactions between the Company, on the one hand, and the Remarketing Agents and any affiliate through which they may be acting, on the other hand, (b) the Remarketing Agents are not acting as fiduciaries of the Company and (c) the Company’s engagement of the Remarketing Agents in connection with the Remarketing is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Remarketing (irrespective of whether any Remarketing Agent has advised or is currently advising the Company on related or other matters, and the Remarketing Agents shall have no responsibility or liability to the Company with respect to the transactions contemplated hereby except the obligations expressly set forth in this Agreement). The Company agrees that it will not claim that any Remarketing Agent has rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
Section 16.    NOTICES.
All statements, requests, notices and agreements hereunder shall be in writing, and:
(a)    if to the Remarketing Agents, shall be delivered or sent by mail or facsimile transmission to:
Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Attention: Syndicate Registration
Fax No.: (646) 834-8133)

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attention: General Counsel
Fax No.: (646) 291-1469

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
Attention: Registration Department

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Attention: Investment Grade Desk, 3rd Floor
Fax No. (212) 834-6081

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Attention: Investment Banking Division
Fax No.: (212) 507-8999

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202
Attention: Transaction Management Department

(b)    if to the Company, shall be delivered or sent by mail to:
The Southern Company
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308
Attention: Corporate Secretary
with a copy to:
Southern Company Services, Inc.
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308
Attention: Treasurer

(c)    if to the Purchase Contract Agent, shall be delivered or sent by mail to:
U.S. Bank Trust Company, National Association
Global Corporate Trust
185 Asylum Street, 27th Floor
Hartford, Connecticut 06103
Attention: Laurel Casasanta

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.
Section 17.    PERSONS ENTITLED TO BENEFIT OF AGREEMENT.
This Agreement shall inure to the benefit of and be binding upon each party hereto and its respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (x) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the Remarketing Agents and the person or persons, if any, who control the Remarketing Agents within the meaning of Section 15 of the Securities Act as referred to in Section 7 of this Agreement and (y) the indemnity agreement of the Remarketing Agents contained in Section 7 of this Agreement shall be deemed to be for the benefit of the Company’s directors and officers who sign the Registration Statement, if any, and any person controlling the Company within the meaning of Section 15 of the Securities Act as referred to in Section 7 of this Agreement. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to herein, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
Section 18.    SURVIVAL.
The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and the Remarketing Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Agents, the Company or any of the indemnified persons referred to in Section 7 hereof, and will survive delivery of the Remarketed Notes. The provisions of Sections 7, 11 and 13 hereof shall survive the resignation or removal of the Remarketing Agents pursuant to this Agreement or the termination and cancellation of this Agreement.
Section 19.    GOVERNING LAW.
    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.
Section 20.    RESERVED.
Section 21.    COUNTERPARTS.

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts by manual, facsimile or electronic signature, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
Section 22.    HEADINGS.
The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
Section 23.    SEVERABILITY.
If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.
Section 24.    AMENDMENTS.
This Agreement may be amended by an instrument in writing signed by the parties hereto. Each of the Company and the Purchase Contract Agent agrees that it will not enter into, cause or permit any amendment or modification of the Transaction Documents or any other instruments or agreements relating to the Applicable Ownership Interests in Notes, the Notes or the Corporate Units that would in any way materially adversely affect the rights, duties and obligations of the Remarketing Agents, without the prior written consent of the Remarketing Agents.
Section 25.    SUCCESSORS AND ASSIGNS.
Except in the case of a succession pursuant to the terms of the Purchase Contract and Pledge Agreement, the rights and obligations of the Company hereunder may not be assigned or delegated to any other Person without the prior written consent of the Remarketing Agents. The rights and obligations of the Remarketing Agents hereunder may not be assigned or delegated to any other Person (other than an affiliate of the Remarketing Agents) without the prior written consent of the Company.
Section 26.    RIGHTS OF THE PURCHASE CONTRACT AGENT.

Notwithstanding any other provisions of this Agreement, the Purchase Contract Agent shall be entitled to all the rights, protections, immunities and privileges granted to the Purchase Contract Agent in the Purchase Contract and Pledge Agreement.
[SIGNATURES ON THE FOLLOWING PAGE]

If the foregoing correctly sets forth the agreement by and among the Company, the Remarketing Agents and the Purchase Contract Agent, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

THE SOUTHERN COMPANY

By:	/s/ Jon P. Haygood
Name: Jon P. Haygood
Title: Assistant Treasurer

[Signature Page to Remarketing Agreement]

CONFIRMED AND ACCEPTED:

BARCLAYS CAPITAL INC.
as Remarketing Agent

By:    ___/s/ Robert Stowe____________
    Name: Robert Stowe
    Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.
as Remarketing Agent

By:    ___/s/ Brian D. Bednarski________
    Name: Brian D. Bednarski
    Title: Managing Director

GOLDMAN SACHS & CO. LLC
as Remarketing Agent

By:    ___/s/ Kevin Dirkse____________
    Name: Kevin Dirkse
    Title: Managing Director

J.P. MORGAN SECURITIES LLC
as Remarketing Agent

By:    ___/s/ Robert Bottamedi__________
    Name: Robert Bottamedi
    Title: Executive Director

MORGAN STANLEY & CO. LLC
as Remarketing Agent

By:    ___/s/ Nicholas Tatlow__________
    Name: Nicholas Tatlow
    Title: Managing Director

WELLS FARGO SECURITIES, LLC
as Remarketing Agent

By:    ___/s/ Carolyn Hurley____________
    Name: Carolyn Hurley
    Title: Managing Director

[Signature Page to Remarketing Agreement]

U.S. Bank Trust Company, National Association, as attorney-in-fact of the Holders of the Purchase Contracts

By:	/s/ Laurel Casasanta
Name: Laurel Casasanta
Title: Vice President
[Signature Page to Remarketing Agreement]

Schedule A

Barclays Capital Inc.
Citigroup Global Markets Inc.
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
A-1